Registration Statement No. 333-170166

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to Form S-4 Registration Statement No. 333-170166

GENTIVA HEALTH SERVICES, INC.

Guarantors listed on “Table of Subsidiary Guarantors” on the following page.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

8082	36-4335801
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3350 Riverwood Parkway, Suite 1400

Atlanta, Georgia 30339-3314

(770) 951-6450

For Guarantors, see “Table of Subsidiary Guarantors” on the following page.

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph L. Landenwich, Esq.

Co-General Counsel and Corporate Secretary

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202

(502) 596-7300

(Name, address and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not Applicable

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

TABLE OF SUBSIDIARY GUARANTORS

Name*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code
Access Home Health of Florida, LLC	Delaware	06-1451363	8082
Capital CareResources, LLC	Georgia	58-2411159	8082
Capital CareResources of South Carolina, LLC	Georgia	56-2102603	8082
Capital Health Management Group, LLC	Georgia	58-2313705	8082
CareNation, Inc.	Delaware	06-1607606	8082
Chattahoochee Valley Home Care Services, LLC	Georgia	03-0387821	8082
Chattahoochee Valley Home Health, LLC	Georgia	34-1994007	8082
CHMG Acquisition LLC	Georgia	04-3813487	8082
CHMG of Atlanta, LLC	Georgia	54-2089073	8082
CHMG of Griffin, LLC	Georgia	54-2089075	8082
Eastern Carolina Home Health Agency, LLC	North Carolina	56-1590744	8082
Family Hospice, Ltd.	Texas	75-2588221	8082
FHI GP, Inc.	Texas	75-2588220	8082
FHI Health Systems, Inc.	Delaware	75-2588219	8082
FHI LP, Inc.	Nevada	88-0335145	8082
FHI Management, Ltd.	Texas	75-2588222	8082
Gentiva Certified Healthcare Corp.	Delaware	11-2645333	8082
Gentiva Health Services (Certified), Inc.	Delaware	11-3454105	8082
Gentiva Health Services Holding Corp.	Delaware	11-3454104	8082
Gentiva Health Services (USA) LLC	Delaware	11-3414024	8082
Gentiva Rehab Without Walls, LLC	Delaware	06-1725406	8082
Gentiva Services of New York, Inc.	New York	11-2802024	8082
Gilbert’s Home Health Agency, Inc.	Mississippi	64-0730826	8082
Gilbert’s Hospice Care, LLC	Mississippi	20-0566932	8082
Gilbert’s Hospice Care of Mississippi, LLC	Mississippi	20-1296854	8082
Healthfield, LLC	Delaware	58-1819650	8082
Healthfield Home Health, LLC	Georgia	58-1947694	8082
Healthfield Hospice Services, LLC	Georgia	58-2284736	8082
Healthfield of Southwest Georgia, LLC	Georgia	27-0131980	8082
Healthfield of Statesboro, LLC	Georgia	68-0593590	8082
Healthfield of Tennessee, LLC	Georgia	01-0831798	8082
Healthfield Operating Group, LLC	Delaware	36-4425473	8082
Home Health Care Affiliates, Inc.	Mississippi	74-2737989	8082
Home Health Care Affiliates of Central Mississippi, L.L.C.	Mississippi	62-1807084	8082
Home Health Care Affiliates of Mississippi, Inc.	Mississippi	62-1775256	8082
Home Health Care of Carteret County, LLC	North Carolina	56-1556547	8082
Horizon Health Network LLC	Alabama	33-1017853	8082
Mid-South Home Care Services, Inc.	Georgia	58-1984959	8082
Mid-South Home Care Services, LLC	Alabama	82-0559231	8082
Mid-South Home Health Agency, Inc.	Delaware	63-0772385	8082
Mid-South Home Health Agency, LLC	Alabama	82-0559199	8082
Mid-South Home Health of Gadsden, LLC	Georgia	14-1909499	8082
New York Healthcare Services, Inc.	New York	22-2695367	8082
Odyssey HealthCare, Inc.	Delaware	43-1723043	8082
Odyssey HealthCare Austin, LLC	Delaware	none	8082
Odyssey HealthCare Detroit, LLC	Delaware	none	8082
Odyssey HealthCare Fort Worth, LLC	Delaware	none	8082
Odyssey HealthCare GP, LLC	Delaware	75-2932676	8082
Odyssey HealthCare Holding Company	Delaware	75-2925311	8082
Odyssey HealthCare LP, LLC	Delaware	74-2998154	8082

Odyssey HealthCare Management, LP	Delaware	75-2923658	8082
Odyssey HealthCare of Collier County, Inc.	Delaware	87-0785005	8082
Odyssey HealthCare of Flint, LLC	Delaware	26-3920362	8082
Odyssey HealthCare of Hillsborough County, Inc.	Delaware	75-3238729	8082
Odyssey HealthCare of Manatee County, Inc.	Delaware	87-0785007	8082
Odyssey HealthCare of Marion County, Inc.	Delaware	75-3238731	8082
Odyssey HealthCare of Northwest Florida, Inc.	Delaware	87-0784932	8082
Odyssey HealthCare of Pinellas County, Inc.	Delaware	75-3238725	8082
Odyssey HealthCare of St. Louis, LLC	Delaware	26-1174571	8082
Odyssey HealthCare Operating A, LP	Delaware	75-2752908	8082
Odyssey HealthCare Operating B, LP	Delaware	75-2937832	8082
OHS Service Corp.	Texas	22-3690699	8082
PHHC Acquisition Corp.	Delaware	38-3784032	8082
QC-Medi New York, Inc.	New York	11-2750425	8082
Quality Care-USA, Inc.	New York	11-2256479	8082
Quality Managed Care, Inc.	Delaware	48-1095443	8082
Tar Heel Health Care Services, LLC	North Carolina	56-1456991	8082
Tar Heel Staffing, Inc.	Georgia	05-0537926	8082
The Healthfield Group, Inc.	Delaware	43-2068039	8082
Total Care Home Health of Louisburg, LLC	Georgia	68-0593592	8082
Total Care Home Health of North Carolina, LLC	Georgia	20-0091435	8082
Total Care Home Health of South Carolina, LLC	Georgia	20-0091422	8082
Total Care Services, Inc.	Georgia	86-1095990	8082
Van Winkle Home Health Care, Inc.	Mississippi	62-1669388	8082
Vista Hospice Care, LLC	Delaware	86-0808230	8082
VistaCare, LLC	Delaware	06-1521534	8082
VistaCare of Boston, LLC	Delaware	26-1544595	8082
VistaCare USA, LLC	Delaware	86-0914505	8082
Wiregrass Hospice LLC	Alabama	82-0559182	8082
Wiregrass Hospice Care, LLC	Georgia	20-0296636	8082
Wiregrass Hospice of South Carolina, LLC	Georgia	34-2053721	8082

*	All subsidiary guarantors have the following principal executive office: c/o Gentiva Health Services, Inc., 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No.1 (this “Post-Effective Amendment”) relates to the following Registration Statement on Form S-4 (the “Registration Statement”) of Gentiva Health Services, Inc., a Delaware corporation (“Gentiva”) and each of the subsidiary guarantors listed in the Table of Subsidiary Guarantors (the “Subsidiary Guarantors” and together with Gentiva, the “Registrants” and each a “Registrant”):

•	Registration Statement No. 333-170166, filed with the Securities and Exchange Commission (the “Commission”) on October 27, 2010, pertaining to the registration of $325,000,000 of 11.5% Senior Notes due 2018 and Guarantees of 11.5% Senior Notes due 2018.

On October 9, 2014, Gentiva entered into an Agreement and Plan of Merger, as it may be amended from time to time, by and among Gentiva, Kindred Healthcare, Inc., a Delaware corporation (“Kindred”), and Kindred Healthcare Development 2, Inc., a Delaware corporation (“Merger Sub”) (the “Merger Agreement”). Pursuant to the Merger Agreement, on February 2, 2015, Merger Sub merged with and into Gentiva, with Gentiva continuing as the surviving corporation and becoming the wholly owned subsidiary of Kindred (the “Merger”).

In connection with the consummation of the Merger, the Registrants have terminated any and all offerings of its securities pursuant to the Registration Statement. In accordance with the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered under such Registration Statement that remain unsold at the termination of the offerings, the Registrants hereby remove from registration all of the securities registered but unsold under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 2nd day of February, 2015.

Gentiva Health Services, Inc.

By:	/s/ Benjamin A. Breier
Benjamin A. Breier
President and Chief Operating Officer
(Principal Executive Officer)

By:	/s/ John J. Lucchese
John J. Lucchese
Senior Vice President and Chief Accounting Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Benjamin A. Breier Benjamin A. Breier	President and Chief Operating Officer (Principal Executive Officer)	February 2, 2015

By:	/s/ John J. Lucchese John J. Lucchese	Senior Vice President and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	February 2, 2015

By:	/s/ Joseph L. Landenwich	Director	February 2, 2015
Joseph L. Landenwich

By:	/s/ Stephen Cunanan	Director	February 2, 2015
Stephen Cunanan

By:	/s/ Douglas L. Curnutte	Director	February 2, 2015
Douglas L. Curnutte

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